Exhibit 10.15

FORM OF

SALE RESTRICTION AGREEMENT

This Sale Restriction Agreement (this “Agreement”) is made and entered into effective as of [            ], 2013 (the “Effective Date”) by and between Marcus & Millichap Real Estate Investment Services, Inc., a California corporation (the “Company”), and [            ] (“Employee”).

RECITALS

WHEREAS, pursuant to one or more Restricted Stock Purchase Agreements listed on Exhibit A attached hereto (each, a “Restricted Stock Purchase Agreement” and, collectively, the “Restricted Stock Purchase Agreements”), Employee purchased an aggregate total of [            ] shares (the “Employee Company Shares”) of common stock of the Company (“Company Common Stock”), which are subject to Company repurchase rights that lapses over time;

WHEREAS, the Company and Employee entered into a Shareholder Buy-Sell Agreement with respect to each Restricted Stock Purchase Agreement, as listed on Exhibit B attached hereto (each a “Buy-Sell Agreement” and collectively, the “Buy-Sell Agreements”), which, among other provisions, restricts Employee’s ability to transfer the Employee Company Shares and provides the Company with certain repurchase rights with respect to the Employee Company Shares upon Employee’s termination of employment;

WHEREAS, the Company previously granted Employee stock appreciation rights, which, pursuant to a Amendment, Restatement and Freeze of Stock Appreciation Rights Agreement executed coincident herewith (the “SAR Conversion Agreement”), the Company and Employee agreed to convert Employee’s existing stock appreciation rights into their cash value contingent upon the effectiveness of the first registration statement that is filed by Marcus and Millichap, Inc., a Delaware corporation, (“MMI”) and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of MMI’s securities (such effective date, the “Registration Date” and such filing, the “MMI IPO”);

WHEREAS, in connection with the MMI IPO, Company Common Stock will be exchanged for shares of common stock of MMI (“MMI Common Stock”); and

WHEREAS, contingent upon the Registration Date and Employee’s execution of the SAR Conversion Agreement, the Company desires to fully vest and release all of the shares of MMI Common Stock Employee holds after the exchange of Employee’s Company Common Stock from any Company repurchase rights and to terminate the related Buy-Sell Agreements in exchange for, and conditioned upon, Employee’s acceptance of a sale restriction on the shares of MMI Common Stock Employee holds as of the Registration Date that lapses over time and the additional terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the terms and conditions set forth herein, and for other valuable consideration, receipt of which is hereby acknowledged, the parties agree, contingent upon the Registration Date, as follows:

AGREEMENT

1. Effect of the MMI IPO. As a result of the exchange of Employee’s Company Common Stock for MMI Common Stock in connection with the MMI IPO, as of the Registration Date Employee will hold an aggregate total of [            ] shares of MMI Common Stock (the “Employee MMI Shares”).

2. Vesting Acceleration. Provided that Employee executes the SAR Conversion Agreement, effective as of, and contingent upon the Registration Date, the Company will accelerate the vesting as to one hundred percent (100%) of the Employee MMI Shares and release all the Employee MMI Shares from the Company’s repurchase rights set forth under the applicable Restricted Stock Purchase Agreement. The tax liability, if any, result from such vesting acceleration shall be the sole responsibility of Employee.

3. Termination of Buy-Sell Agreements. Provided that Employee executes the SAR Conversion Agreement, effective as of, and contingent upon the Registration Date, the Company agrees to terminate the Buy-Sell Agreements listed in Exhibit B and, thereafter, the Buy-Sell Agreements have no further effect on Employee with respect to the Employee MMI Shares.

4. Sale Restriction

(a) None of the Employee MMI Shares may be sold, transferred, hypothecated, encumbered or in any way alienated (the “Sale Restriction”) until released from restriction under the terms of this Agreement.

(b) Any attempted sale, transfer, hypothecation, encumbrance or alienation of Employee MMI Shares prior to the release of such Employee MMI Shares pursuant to this Agreement shall be void and shall transfer no right, title or interest in or to said shares of MMI Common Stock to the purported transferee.

(c) The Employee MMI Shares shall be released from the Sale Restriction as follows:

(i) one-fifth (1/5th) of the Employee MMI Shares shall be released from the Sale Restriction on each of the first five (5) anniversaries of the Effective Date, subject in each case to Employee continuing to be a Service Provider (as defined in the MMI 2013 Omnibus Equity Incentive Plan) on each such anniversary;

(ii) 100% of the Employee MMI Shares shall be released from the Sale Restriction upon the death of Employee;

(iii) 100% of the Employee MMI Shares shall be released from the Sale Restriction upon the date of Employee’s termination as a Service Provider after attainment of age 67;

(iv) 100% of the Employee MMI Shares shall be released from the Sale Restriction upon the consummation of a Change in Control of MMI (as defined in the MMI 2013 Omnibus Equity Incentive Plan); and

(v) 100% of the Employee MMI Shares shall be released from the Sale Restriction on the fifth (5th) anniversary of the date the Employee ceases to be a Service Provider.

For the avoidance of doubt, in the event Employee ceases to be a Service Provider prior to completing five (5) years of service following the Effective Date, any portion of the Employee MMI Shares not release from the Sale Restriction pursuant to Section 4(c)(i) above as of the date Employee ceases to be a Service Provider shall only be released from the Sale Restriction in accordance with Section 4(c)(ii) through Section 4(c)(v), as applicable.

5. Restrictive Covenants. The following covenants shall govern Employee upon the lapse of the Sale Restriction with respect to all of the Employee MMI Shares (the “Restriction Lapse Date”):

(a) For a period of three (3) years after the Restriction Lapse Date, Employee agrees that he will not affirmatively induce or attempt to induce, directly or indirectly, any individual employed by the Company or its affiliates, to terminate his or her service with the Company and/or any of its affiliates for the purpose of associating with any competitor of the Company.

(b) For a period of three (3) years after the Restriction Lapse Date, Employee further agrees that he will not directly or indirectly induce or attempt to induce any person or entity with whom the Company has an existing business relationship as of the date of this Agreement to either cease doing business with the Company or to do business with a competitor of the Company.

(c) Employee acknowledges that these limited restrictions are in consideration of the lapse of the Sale Restriction on the Employee MMI Shares and do not otherwise substantially affect his right and ability to engage in his trade or profession.

(d) Employee shall have the right to vote the Employee MMI Shares until such shares are sold or otherwise transferred, as permitted under this Agreement.

6. Permitted Transfers; Obligations of Transferees.

(a) Notwithstanding any provision of this Agreement to the contrary, Employee may transfer the Employee MMI Shares to an inter-vivos or testamentary trust. If the shares are transferred to a trust, Employee shall continue to be considered a shareholder for purposes of this Agreement; and the trust shall hold the shares subject to all of the provisions of this Agreement.

(b) Each transferee or any subsequent transferee of Employee MMI Shares, or any interest in such shares, shall, unless this Agreement expressly provides otherwise, hold such shares or interest in the shares subject to all of the provisions of this Agreement, and shall make no further transfers except as permitted under this Agreement.

7. Capital Adjustment. The existence of this Agreement shall not affect in any way the right or power of MMI or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the MMI capital structure or its business, or any merger or consolidation of MMI or any issue of bonds, debentures, preferred or preference stock affecting the value of MMI Common Stock or the shares or the rights thereof, or of any right, options, or warrants to purchase any thereof, or the dissolution or liquidation of MMI, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings of MMI, whether of a similar character or otherwise.

8. Legends on Share Certificates. Each share certificate, when issued, shall have conspicuously endorsed on its face the following words: “THE SHARES OF THE ISSUER REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SALE RESTRICTION UPON THE TERMS AND CONDITIONS CONTAINED IN AN AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY, AND ANY ASSIGNEE OR SUCCESSOR SHALL TAKE SUBJECT TO SUCH SALE RESTRICTION.” A copy of this Agreement shall be delivered to the Secretary of the Company, and shall be shown by the Secretary to any person making inquiry about it.

9. Limitation of Rights. Nothing in this Agreement shall or shall be deemed to (a) limit in any way the ability, right or power of the Company to terminate Employee’s service at any time, which ability, right and power Employee acknowledges that the Company has and is free to exercise at any time and for any reason, with or without cause; or (b) evidence any agreement or understanding, express or implied, that the Company will employ Employee in any particular position, at any particular rate or remuneration or for any particular period of time.

10. Release of Claims. In executing this Agreement and in consideration of the benefits set forth here, and for other good and valuable consideration, the sufficiency of which Employee hereby acknowledges, Employee hereby waives and releases to the maximum extent permitted by applicable law any and all rights or claims Employee may have under the Buy-Sell Agreement(s). Further, Employee agrees and acknowledges that after the Effective Date of this Agreement, the Company will not owe any obligations to Employee under the Buy-Sell Agreement(s).

11. Successors and Assigns. Subject to all limitations on transfer of Employee MMI Shares, this Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns.

12. Notices. All notices, requests, demands or other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service,

if served personally on the party to whom notice is to be given, or within seventy-two (72) hours after mailing, if mailed to the party at the address set forth on the signature page of this Agreement, or any other address that either party may designate by written notice to the other.

13. Miscellaneous.

(a) Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

(b) No Waivers. No waiver by the Company of any of Employee’s obligations hereunder shall operate as a waiver of, or obligate the Company to waive, any requirements of this Agreement in any other instance.

(c) Applicable Law. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of California.

(d) Paragraph Headings. The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

(e) Severability. In the event any provision of this Agreement is held to be invalid, void or unenforceable, the rest of the provisions shall, nonetheless, remain in full force and effect and shall in no way be affected, impaired or invalidated.

(f) Entire Agreement. This instrument constitutes the entire agreement between the parties and supersedes all prior understandings, previous negotiations and any memoranda of understanding.

(g) Arbitration. Should any dispute arise between or among any parties hereto concerning the subject matter of this Agreement, it shall be settled by final, binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Associations, and the award of the arbitrator(s) may be entered into any court of competent jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

THE “COMPANY”

Marcus & Millichap Real Estate Investment
Brokerage Company, a California corporation

By:

Marcus & Millichap, Inc., a Delaware corporation

By:

“EMPLOYEE”

EXHIBIT A

LIST OF RESTRICTED STOCK PURCHASE AGREEMENT

Date of Grant	Number of Shares	Aggregate Purchase Price	Vesting Schedule

EXHIBIT B

LIST OF SHAREHOLDER BUY-SELL AGREEMENTS

1.	Shareholder Buy-Sell Agreement dated [ ].
2.	Shareholder Buy-Sell Agreement dated [ ].
3.	Shareholder Buy-Sell Agreement dated [ ].